UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 3, 2013 (January 3, 2013)

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ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (610) 558-9800
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On January 3, 2013, the Company issued a press release which reaffirmed 2012 adjusted diluted net income per share will be at or below the low end of its previously issued guidance range of $5.00 to $5.10 per share.
The press release also announced that the Company now expects certain pre-tax GAAP charges to materially reduce 2012 reported diluted (GAAP) net income per share to amounts materially below previously announced guidance of $0.87 to $0.97 per share. These anticipated charges include a non-cash asset impairment charge related primarily to goodwill attributable to the Company's acquisition of American Medical Systems Holdings, Inc., as well as certain other one-time charges related to legal contingencies, including a planned increase to the Company's reserve associated with the resolution of the ongoing government investigation with respect to Lidoderm® promotional practices from approximately $53 million recognized during the third quarter of 2012 to approximately $194 million, representing the Company's current estimate of this liability.
Also included in this press release was the issuance of a 2013 revenue guidance range of $2.80 billion to $2.95 billion and a 2013 adjusted diluted net income per share range of $4.40 to $4.70 per share.
A copy of the press release announcing these items is furnished as Exhibit 99.1.
Adjusted diluted net income per share is a financial measure that is not in conformity with accounting principles generally accepted in the United States and we refer to it as a non-GAAP financial measure. Endo refers to adjusted diluted net income per share in making operating decisions because it believes it provides meaningful supplemental information regarding the Company’s operational performance. For instance, Endo believes that this measure facilitates its internal comparisons to its historical operating results and comparisons to competitors’ results. The Company believes this measure is useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that adjusted diluted net income per share may be useful to investors as it is aware that certain of its significant stockholders utilize adjusted diluted net income per share to evaluate its financial performance. Finally, adjusted diluted net income per share is used by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: January 3, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release